  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997
                                                     REGISTRATION NO. 333-20207

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           AXENT TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            2400 RESEARCH BOULEVARD
                                   SUITE 200
                           ROCKVILLE, MARYLAND 20850
                                (301) 258-5043
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

        DELAWARE                     7372                    87-0393420
     (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL        (IRS EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                                JOHN C. BECKER
                           AXENT TECHNOLOGIES, INC.
                      2400 RESEARCH BOULEVARD, SUITE 200
                              ROCKVILLE, MD 20850
                                (301) 258-5043
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
      EDWIN M. MARTIN, JR., ESQ.               WARREN T. LAZAROW, ESQ.
        PIPER & MARBURY L.L.P.             BROBECK, PHLEGER & HARRISON LLP
               SUITE 800                        TWO EMBARCADERO PLACE
     1200 NINETEENTH STREET, N.W.                  2200 GENG ROAD
        WASHINGTON, D.C. 20036                   PALO ALTO, CA 94303
            (202) 861-3900                         (415) 424-0160

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Merger described herein.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY HAS DULY CAUSED THIS POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ROCKVILLE, COUNTY OF MONTGOMERY, STATE OF MARYLAND, ON THE 14TH DAY OF MARCH, 1997.

                                          Axent Technologies, Inc.

                                                  /s/ Richard A. Lefebvre
                                          By: _________________________________
                                                 RICHARD A. LEFEBVRE Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
       /s/ Richard A. Lefebvre         Chief Executive
-------------------------------------   Officer, Chairman       March 14, 1997
         RICHARD A. LEFEBVRE            of the Board and
                                        Director (Principal
                                        Executive Officer)

         /s/ John C. Becker            President, Chief
-------------------------------------   Operating Officer       March 14, 1997
           JOHN C. BECKER               and Director

     /s/ Robert B. Edwards, Jr.        Vice President,
-------------------------------------   Chief Financial         March 14, 1997
       ROBERT B. EDWARDS, JR.           Officer and
                                        Treasurer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director
-------------------------------------                           March 14, 1997
         GABRIEL A. BATTISTA

                  *                    Director
-------------------------------------                           March 14, 1997
        RICHARD A. HOSLEY II

                  *                    Director
-------------------------------------                           March 14, 1997
         JACQUELINE C. MORBY

                  *                    Director
-------------------------------------                           March 14, 1997
         ARTHUR C. PATTERSON

                  *                    Director
-------------------------------------                           March 14, 1997
          RICHARD W. SMITH

                                       Director
-------------------------------------                           March 14, 1997
           JOHN F. BURTON

       /s/ Edwin M. Martin, Jr.
*By: ________________________________
         EDWIN M. MARTIN, JR.
           Attorney-in-Fact


                                 EXHIBIT INDEX

                               ----------------

                            AXENT TECHNOLOGIES, INC.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    2.1      Amended Agreement and Plan of Merger among the Registrant, Axent
             Technologies, Inc., Acquisition, Inc., and AssureNet Pathways,
             Inc., dated as of January 6, 1997, as amended February 26, 1997
             (Included as Annex A of this Registration Statement).
    3.1+     Amended and Restated Certificate of Incorporation of the
             Registrant.
    3.2+     Amended and Restated Bylaws of the Registrant.
    4.1++    Specimen stock certificate for shares of Common Stock of the
             Registrant.
    5.1      Exhibit Opinion of Piper & Marbury L.L.P. regarding legality of securities being registered.
    8.1*     Exhibit Opinion of Piper & Marbury L.L.P. as to certain tax matters.
    8.2*     Exhibit Opinion of Brobeck, Phleger & Harrison LLP as to certain tax matters.
   10.1++    Registrant's 1991 Amended and Restated Stock Option Plan.
   10.2      Registrant's 1996 Amended and Restated Stock Option Plan.
   10.3      Registrant's 1996 Amended and Restated Directors' Stock Option
             Plan.
   10.7++    Registration Rights Agreement dated as of December 10, 1992, by and among the Registrant and the parties thereto.
   10.7.1    Amendment No. 1 to Registration Rights Agreement.
   10.8++    Settlement Agreement effective as of September 13, 1991, by and among the Registrant and the parties thereto.
   10.9++    Form of Indemnification Agreement between the Registrant and its directors and executive
             officers.
   10.10++   Agreement of Merger dated as of November 17, 1994, among Raxco,
             Inc., Datamedia Corporation and Raxco Acquisition Corporation.
   10.11++   Lease Agreement dated as of September 6, 1995, by and between
             Research Grove Associates and the Registrant.
   10.12++   Lease of Real Property dated as of March 7, 1995, by and between
             TNK Associates and the Registrant.
   10.13++   Deed of Lease dated as of March 14, 1995, by and between Bill
             Harris Music, Inc., and the Registrant.
   10.14++   Agreement dated as of December 30, 1987, by and between the
             Company and William R. Davy.
   10.15++   Agreement dated as of September 20, 1990, by and between the
             Registrant and William R. Davy.
   10.16++   Agreement dated as of November 7, 1991, by and between the Company and William R. Davy.
   10.17++   Severance Arrangement for Richard A. Lefebvre, dated October 16,
             1992.
   10.18++   Severance Arrangement for John C. Becker, dated October 16, 1992.
   10.19++   Severance Arrangement for Brett Jackson, dated October 16, 1992.
   10.20++   Registrant's Officer/Vice President Severance Policy.
   10.21++   Exclusive Distributor License Agreement, effective as of December
             31, 1995, between the Company and Raxco Software, Inc.
   10.22++   Administrative Services Agreement, effective as of December 31,
             1995, between the Company and Raxco Software, Inc.
   10.23++   Line of Credit Loan Agreement, effective as of December 31, 1995, between the Company and Raxco Software, Inc.
   10.24++   Agreement and Plan of Separation, effective as of December 31,
             1995, between the Company and Raxco Software, Inc.
   10.28++   Purchase Agreement, date as of February 29, 1996, by and between the Company and Silvon Software, Inc.

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
    11.1     Statement of computation of loss per share.
    16.1     Letter from Frank, Rimerman & Co. LLP regarding the change in certifying accountant of AssureNet.
    21.1     Subsidiaries of the Registrant.
    23.1     Consent of Coopers & Lybrand L.L.P.
    23.2     Consent of Arthur Andersen L.L.P.
    23.3     Consent of Frank, Rimerman & Co. LLP
    23.4     Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5 hereto).
    23.5     Consent of Brobeck, Phleger & Harrison LLP (included as part of
             Exhibit 8.2 hereto).
    24.1     Power of Attorney (included in signature pages).
    27.1     Financial Data Schedule.
    99.1     Form of Proxy for AssureNet's Special Meeting of Shareholders.
    99.2     Form of Continuity of Interest and Lock Up Agreement (included as
             Exhibit B to Annex A of this Registration Statement).

--------
+ Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1996.
++ Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No.
   333-1368).
*Filed herewith.